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                                                                     EXHIBIT 5.6

                           WILMER, CUTLER & PICKERING
                                                                      WASHINGTON
                                                                       BALTIMORE
                              2445 M STREET, N.W.
                                                                       NEW YORK
                          WASHINGTON, D.C. 20037-1420

                                  ------------
                                                                          LONDON
                                                                        BRUSSELS
                            TELEPHONE (202) 663-6000
                                                                          BERLIN
                            FACSIMILE (202) 663-6363

                                 August 1, 2001

Tyco International Ltd.
The Zurich Centre, Second Floor
90 Pitts Bay Road
Pembroke HM 08
Bermuda

Tyco International Group S.A.
6, avenue Emile Reuter
Second Floor
L- 2420 Luxembourg

Ladies and Gentlemen:

    We have acted as United States securities counsel to Tyco International Group S.A., a Luxembourg company (the "Company"), and Tyco International Ltd., a Bermuda company ("Tyco"), in connection with the Company's issuance of $500,000,000 aggregate principal amount of Floating Rate Notes due 2003 (the "2003 Floating Rate Notes"), $600,000,000 aggregate principal amount of 4.95% Notes due 2003 (the "2003 Fixed Rate Notes") and $700,000,000 aggregate principal amount of 5.80% Notes due 2006 (the "2006 Notes" and, together with the 2003 Floating Rate Notes and the 2003 Fixed Rate Notes, the "Notes") pursuant to the Underwriting Agreement, dated July 24, 2001 (the "Underwriting Agreement"), among the Company, Tyco and the underwriters named in Schedule I thereto (the "Underwriters"). In connection with such issuance, Tyco issued its full and unconditional guarantees of the Notes (the "Guarantees").

    The Company and Tyco filed a registration statement on Form S-3, File Nos. 333-44100 and 333-44100-01 (as amended, the "Initial Registration Statement") with the Securities and Exchange Commission (the "Commission") that included a base prospectus which set forth the general terms of the Notes and Guarantees. The Company and Tyco filed an additional registration statement on Form S-3, File Nos. 333-65722 and 333-65722-01 (the "Additional Registration Statement" and, together with the Initial Registration Statement, the "Registration Statement"), pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Securities Act"). In connection with the offering of the Notes and Guarantees, the Company and Tyco prepared a prospectus supplement dated
July 24, 2001 in accordance with Rule 424(b) under the Securities Act which provides the specific terms of the offering (the "Prospectus Supplement").

    We have examined (i) the form of Senior Indenture filed as Exhibit 4.1 to Post-Effective Amendment No. 1 to the Registration Statement dated June 9, 1998;
(ii) Supplemental Indenture No. 17, dated as of July 30, 2001, among the Company, Tyco and The Bank of New York, as Trustee, relating to the 2003 Floating Rate Notes; (iii) Supplemental Indenture No. 18, dated as of July 30, 2001, among the Company, Tyco and The Bank of New York, as Trustee, relating to the 2003 Fixed Rate Notes; (iv) Supplemental Indenture No. 19, dated as of
July 30, 2001, among the Company, Tyco and The Bank of New York, as Trustee, relating to the 2006 Notes; (together with the Senior Indenture, Supplemental Indenture No. 17, Supplemental Indenture No. 18 and Supplemental Indenture
No. 19, the "Indenture"); (iv) the Registration Statement; (v) the Prospectus Supplement;
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Tyco International Ltd.
Tyco International Group S.A.
August 1, 2001
Page 2

(vi) the Trustee's Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended on Form T-1; (vii) the form of the Notes;
(viii) the form of Guarantees; (ix) originals, photocopies or conformed copies of all such records of Tyco, the Company and their subsidiaries, all such agreements and certificates of public officials; (x) the Underwriting Agreement and such other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In addition, we have examined and relied upon the opinions of Appleby Spurling & Kempe, Bermuda counsel to Tyco, with respect to the authorization of Tyco to issue the Guarantees, and Beghin & Feider in association with Allen & Overy, Luxembourg counsel to the Company, with respect to the Company's authorization to issue the Notes.

    Based upon and subject to the foregoing, we are of the opinion that:

    1. Assuming the Notes have been authenticated by the Trustee and delivered in accordance with the provisions of the Indenture and the provisions of the Underwriting Agreement, the Notes are valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as such enforcement is subject to any applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws affecting creditors' rights generally and general principles of equity, regardless of whether enforceability is considered in a proceeding at law or in equity.

    2. Assuming the Indenture has been duly authorized, executed and delivered by the Trustee, the Indenture is a valid and binding agreement, enforceable against the Company and Tyco in accordance with its terms, except as such enforcement is subject to any applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting creditors' rights generally and general principles of equity, regardless of whether enforceability is considered in a proceeding at law or in equity.

    3. The Guarantees are valid and binding obligations of Tyco, enforceable against Tyco in accordance with their terms, except as such enforcement is subject to any applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting creditors' rights generally and general principles of equity, regardless of whether enforceability is considered in a proceeding at law or in equity.

    We hereby consent to the filing of this opinion as an exhibit to this Post-Effective Amendment No. 2 to the Initial Registration Statement and Post-Effective No. 1 to the Additional Registration Statement and to the statements made with respect to us under the caption "Legal Matters" in the Prospectus included as part of the Registration Statement and in the Prospectus Supplement.

    In rendering the foregoing opinion, we do not express an opinion concerning any laws other than the laws of the State of New York and the federal laws of the United States of America.

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                                                       Sincerely,

                                                       WILMER, CUTLER & PICKERING

                                                       By:            /s/ MEREDITH B. CROSS
                                                            -----------------------------------------
                                                                   Meredith B. Cross, a partner
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